EXHIBIT 3.1
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “HIGHLAND FINANCIAL PARTNERS, L.P.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JANUARY, A.D. 2006, AT 3:54 O’CLOCK P.M.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 4464552 DATE: 01-20-06

State of Delaware Secretary of State Division of Corporations Delivered 03:54 PM 01/20/2006 FILED 03:54 PM 01/20/2006 SRV 060054579 — 4097401 FILE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
HIGHLAND FINANCIAL PARTNERS, L.P.
     The undersigned, being the only general partner of Highland Financial Partners, L.P., and desiring to form a limited partnership pursuant to the laws of the State of Delaware, certifies as follows:
     1. The name of the Limited Partnership is Highland Financial Partners, L.P.
     2. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.
     3. The name and address of its registered agent is The Corporation Trust Company.
     4. The name and address of its General Partner is HFP GP, LLC, Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, TX 75240.

HIGHLAND FINANCIAL PARTNERS, L.P.
By:	HFP GP, LLC
General Partner

	By:	/s/ Kevin Ciavarra
	Name:	Kevin Ciavarra
	Title:	Authorized Person

Dated: January 19, 2006